UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2010
Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Rockville Financial, Inc. (the “Company”) held its annual meeting on April 27, 2010 (“Annual Meeting”).
Three Directors were re-elected at the Annual Meeting, Pamela J. Guenard to serve for a two-year term and David A. Engelson and Richard M. Tkacz to serve for four-year terms.
There were 18,855,948 shares of Common Stock eligible to be voted at the Annual Meeting and 16,858,373 shares were represented at the meeting by the holders thereof, which constituted a quorum. The items voted upon at the Annual Meeting and vote for each proposal was as follows:
1.	Election of Directors for a Two-Year Term or for a Four-Year Term, as applicable (Proposal 1).

Director	For	Withheld	Non-Vote
David A. Engelson	14,823,230	654,841	1,380,302
Pamela J. Guenard	15,187,537	290,534	1,380,302
Richard M. Tkacz	15,239,033	239,038	1,380,302

2.	Ratification of Appointment of Wolf and Company, P.C. as independent auditors of the Company for the year ending December 31, 2010 (Proposal 2).

For	Against	Abstain
16,786,144	54,874	17,355

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2010	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer